Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 2-77590, 2-95258, 033-00661, 33-51257, 033-63859, 333-09851, 333-48423,
333-54560 and 333-105527 on Form S-8 of our reports dated March 14, 2005, relating to the consolidated financial statements and financial statement schedule of Liz Claiborne, Inc. and subsidiaries, and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Liz Claiborne, Inc. for the year ended January 1, 2005.


/s/ Deloitte & Touche LLP

New York, New York

March 14, 2005